UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2003

WELLCHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31513	71-0901607
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

11 West 42nd Street
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 9.    Regulation FD Disclosure.

Bryan D. Birch, Senior Vice President and Chief Sales Officer of WellChoice, Inc. (“WellChoice”) has resigned effective immediately to become President of a segment of Medco Health Solutions, Inc., according to his letter of resignation. WellChoice has commenced a search for a replacement and in the interim Jason Gorevic, WellChoice’s Senior Vice President and Chief Marketing Officer, will assume the additional responsibilities of Acting Head of Sales.

Cautionary Statement

Some of the information contained in this report is forward-looking. Forward-looking information is based on management’s estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond WellChoice’s control. Important risk factors could cause future results to differ materially from those estimated by management, including but not limited to WellChoice’s ability to retain and maintain key personnel. For a more detailed discussion of important factors that may materially affect WellChoice, please see WellChoice’s filings with the Securities and Exchange Commission, including the risk factors contained in WellChoice’s Form 10-K for the fiscal year ended December 31, 2002 and its Form 10-Q for the three months ended March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLCHOICE, INC. (Registrant)

		By:	/S/ JOHN REMSHARD
Date:	June 26, 2003		John Remshard
Senior Vice President and Chief Financial Officer

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